EXHIBIT 99


FOR IMMEDIATE RELEASE                            Company Contact:
                                                 R. Bruce Dewey
                                                 CEO and President
                                                 (770) 644-6700


     Simione Central Holdings, Inc. Announces the Closing of Bank Financing

     Atlanta, GA (July 12, 2000) Simione Central Holdings, Inc. (NASDAQ:SCHI) announced today that it has closed on a $6 million senior debt revolving line of credit facility from Wainwright Bank & Trust Company. The loan bears interest at Wainwright Bank's prime rate, has a one year term, and is guaranteed by Mestek, Inc. in consideration of the issuance of a warrant by the Company to Mestek to purchase approximately 105,000 shares of the Company's common stock.

     Stephen M. Shea, Chief Financial Officer of the Company, stated, "We are pleased to have established a new banking relationship with Wainwright Bank. The closing of this loan facility together with the recent $7 million financing from John E. Reed should provide Simione Central with the capital resources and liquidity required for implementing its near-term business plan."

R. Bruce Dewey, Chief Executive Officer of the Company, added, "The Wainwright loan is an important milestone for Simione Central, and represents the final piece of our current financing program. While the delays in closing financing after the MCS merger had slowed our ability to expand marketing and product development activities important to our success, we are very pleased that sales of new systems are nonetheless finally breaking. This banking relationship and the financing provided by John E. Reed give the Company a greatly enhanced ability to complete product development projects and to undertake an increased pace of installation and training for customer orders in the backlog. The increased resources also will enable us to better help our existing customers as they face the rigors of implementing changes required by the recently released PPS regulations."

     Simione Central provides information systems, process improvement solutions and consulting services to over 2,500 customers. Simione Central provides freestanding, hospital-based and multi-office home health care providers (including certified, private duty, staffing, HME, IV therapy, and hospice) complete information solutions that address all aspects of home care operations, especially the improvement of clinical process, operational workflow and financial management. With offices nationwide, the company is headquartered in Atlanta, Georgia. With the recently completed merger with MestaMed (MCS), Simione Central is the most experienced HME management information systems vendor in the alternate site marketplace. The First Annual MCS/Simione Central Customer Conference will be held July 23-26 featuring industry experts Ian Morrison, Cara Bachenheimer, William Dombi, Corrine Parver, Lisa Thomas-Payne, William Simione, Jr. and Lisa Remington.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Simione Central's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause Simione Central's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, variability in quarterly operating results, the possible unavailability of capital resources adequate for Simione Central to fulfill its business objectives, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, Simione Central's dependence on business partners, emerging technological standards, risks associated with acquisitions, risks associated with the Year 2000 problem and risk factors detailed from time to time in Simione Central's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.